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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 relating to $3,000,000,000 of debt securities and common stock of Waste Management, Inc., of our report dated March 16, 1998, on our audits of the consolidated financial statements of USA Waste Services, Inc. as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which appears in the Waste Management, Inc. Annual Report on Form 10-K, for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".

                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP

Houston, Texas
June 4, 1999